 EXHIBIT 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the inclusion in this Form 1-A of The Marquie Group, Inc. of the consolidated financial statements of The Marquie Group, Inc. included in its Form 10-Q for the quarterly period ended February 28. 2019 filed on April 19, 2019.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

April 30, 2019